SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a)
                  of the Securities Exchange Act of 1934
                           (Amendment No.     )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [X]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or
    Section 240.14a-12

                          PECO ENERGY COMPANY
  ---------------------------------------------------------------------
             (Name of Registrant as Specified In Its Charter)

                T.D. CUTLER; H.D. WILLIAMS (PECO ENERGY);
           T. ROCH (ALLEN, LANE AND SCOTT (THIRD PARTY FILER))
  ---------------------------------------------------------------------
                (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
    or Item 22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act
    Rule 14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1)  Title of each class of securities to which transaction applies:
    __________________________________________________________________

    2)  Aggregate number of securities to which transaction applies:
    __________________________________________________________________

    3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
    __________________________________________________________________

    4)  Proposed maximum aggregate value of transaction:
    __________________________________________________________________

    5)  Total fee paid:

    ------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:
     __________________________________________________
     2)  Form, Schedule or Registration Statement No.:
     __________________________________________________
     3)  Filing Party:
     __________________________________________________
     4)  Date Filed:
     __________________________________________________

                      PECO ENERGY COMPANY

            NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                         APRIL 12, 1995

Dear Shareholder:

    YOU ARE CORDIALLY INVITED TO ATTEND THE 1995 ANNUAL MEETING
OF SHAREHOLDERS WHICH WILL BE HELD ON WEDNESDAY, APRIL 12, 1995,
AT 9:30 A.M. IN THE DELAWARE/NEW JERSEY ROOM AT THE VALLEY FORGE CONVENTION CENTER, 1200 FIRST AVENUE, KING OF PRUSSIA, PENNSYLVANIA. THE VALLEY FORGE CONVENTION CENTER IS LOCATED APPROXIMATELY
TWO MILES NORTHWEST OF THE KING OF PRUSSIA MALL. (SEE MAP AND DIRECTIONS LOCATED ON PAGES 23 AND 24.)

    The purposes of the Meeting are as follows:

    1. To elect five Class II directors to serve for three-year terms;

    2. To approve the appointment of Coopers & Lybrand as auditors for the year 1995;

    3. To consider and take action on the shareholder proposals beginning on page 19 of the Proxy Statement (if such proposals are presented at the Meeting); and

    4. To transact any other business that may properly come before the Meeting.

    Holders of Common Stock of record at the close of business February 22, 1995, are eligible to vote upon each of the matters listed above. The number of shares indicated on your proxy represents the total number of shares of Common Stock held by you as of February 22, 1995, including any shares held under the Dividend Reinvestment and Stock Purchase Plan.

    At the Meeting, we will present a report on our current operations and future plans, followed by a question and answer period during which we will welcome comments and questions from those present.

    We hope you will indicate your continuing interest in the Company and your support of the Board of Directors by completing, signing and mailing your proxy promptly. In order to have your proxy voted, please allow the postal service sufficient time to return your proxy prior to the meeting date of April 12, 1995.

    K. K. DODD                          J. F. PAQUETTE, JR.
    Corporate Secretary                 Chairman of the Board


Philadelphia, Pennsylvania 19101
March 6, 1995

                      PECO ENERGY COMPANY
                       2301 MARKET STREET
                         P.O. BOX 8699
             PHILADELPHIA, PENNSYLVANIA 19101-8699

                        PROXY STATEMENT

    The accompanying proxy, solicited by the Board of Directors, may be revoked by the shareholder at any time prior to its exercise by attending the Meeting and voting in person, by notifying the Company's Corporate Secretary in person or in writing, or by filing a later-dated proxy. If the shareholder specifies a choice with respect to any matter to be acted upon, the shares will be voted accordingly. If no choice is specified, the proxy will be voted as set forth below.

    The approximate date on which this Proxy Statement and proxy are being sent to shareholders is March 6, 1995. The solicitation of proxies generally will be by mail. The Company has engaged the firm of Morrow & Co. to solicit proxies on its behalf at a cost of approximately $70,000; however, some personal solicitation may be conducted by Company employees. The Company will bear all costs of solicitation together with the expenses of banks and brokers which, at the Company's request, will forward proxies to beneficial owners of shares held of record by such banks and brokers.

    On February 22, 1995, the Company had outstanding 221,669,673 shares of Common Stock. Record holders of Common Stock as of that date are entitled to one vote per share on all matters presented to the Meeting.

                           *   *   *

               PROPOSAL 1. ELECTION OF DIRECTORS

    The Board of Directors presently consists of fifteen members, divided into three equal classes of five directors. The terms of the classes are staggered so that the term of a class expires at each Annual Meeting.

    The terms of the five directors in Class II are scheduled to expire at the April 12, 1995 Annual Meeting. These directors are being nominated for reelection at the Meeting.

    If one or more of these nominees becomes unable or unwilling to serve at the time of the Meeting, the shares represented by proxy will be voted for the remaining nominees and for any substitute nominee(s) designated by the Board of Directors or, if none, the size of the Board of Directors will be reduced accordingly. The Board of Directors does not anticipate that any nominee will be unavailable or unable to serve.

    The election of directors requires the affirmative vote of the holders of a majority of the shares present, in person or by proxy, and entitled to vote at the Meeting. Abstentions and broker non-votes will not constitute or be counted as "votes" cast for purposes of the Meeting. Shares represented by properly executed proxies will be voted for the five Class II nominees listed below unless otherwise specified on a shareholder's proxy card. Any shareholder who wishes to withhold authority from the proxyholders to vote for the election of directors, or to withhold authority to vote for any individual nominee, may do so by marking the proxy to that effect. No proxy may be voted for a greater number of persons than the number of nominees named.

                        EQUITY SECURITIES BENEFICIALLY
                          OWNED ON DECEMBER 31, 1994
                        ------------------------------

                                               NUMBER OF COMMON SHARES
                                     -----------------------------------------
                                     BENEFICIALLY
  NOMINEES FOR DIRECTOR                 OWNED       ACQUIRABLE (A)   TOTAL
- ------------------------------------------------------------------------------
CLASS II--TERM EXPIRING IN 1998
  SUSAN W. CATHERWOOD                  1,202            8,000        9,202
  NELSON G. HARRIS                     3,533 (B)        8,000       11,533
  EDITHE J. LEVIT                      4,999            8,000       12,999
  JOHN M. PALMS                          344            8,000        8,344
  JOSEPH F. PAQUETTE, JR.             29,840 (B)      250,499      280,339

  INCUMBENT DIRECTORS
- -------------------------------------
CLASS III--TERM EXPIRING IN 1996
  M. WALTER D'ALESSIO                    774            8,000        8,774
  JAMES A. HAGEN                       1,216 (B)        8,000        9,216
  JOSEPH C. LADD                         562            8,000        8,562
  KINNAIRD R. McKEE                      704 (C)        3,000        3,704
  RONALD RUBIN                         1,202 (B)        8,000        9,202

CLASS I--TERM EXPIRING IN 1997
  RICHARD G. GILMORE                   1,204 (B)(C)     3,000        4,204
  RICHARD H. GLANTON                   1,379            3,000        4,379
  JOSEPH J. McLAUGHLIN                 2,970 (B)        8,000       10,970
  CORBIN A. McNEILL, JR.               4,867          198,500      203,367
  ROBERT SUBIN                         1,022            5,000        6,022

  OTHER EXECUTIVE OFFICERS
- -------------------------------------
  WILLIAM L. BARDEEN                   6,774           45,000       51,774
  JAMES W. DURHAM                     10,597           70,000       80,597
  DICKINSON M. SMITH                   4,026          124,753      128,779

All current executive officers
  and directors as a group
  (37 persons) (D)                   112,803 (C)    1,383,856    1,496,659 (E)
- ------------

NOTE A--Shares which may be acquired within 60 days upon the exercise of stock options granted under the Company's Long-Term
        Incentive Plan.

NOTE B--Does not include an aggregate of 519,793 shares of Common
        Stock held under PECO Energy Company's Service Annuity Plan. Messrs. Gilmore, Hagen, Harris, McLaughlin, Paquette and Rubin are members of the Executive Committee which monitors the investment policy and performance of the investments under the plan. For a more detailed description of the Executive Committee, see "Audit, Compensation, Executive, Nominating, Nuclear and Ad Hoc Finance Committees" section beginning on page 7.

NOTE C--In addition, Admiral McKee, Mr. Gilmore and an executive officer own, respectively, 600, 200, and 250 shares of 9% Cumulative Monthly Preferred Securities (MIPS). Another executive officer owns 300 shares of $7.96 Preferred Stock.

NOTE D--In the course of reviewing his ownership of PECO Energy stock for purposes of reporting under Section 16 of the Securities Exchange Act of 1934, an executive officer, Gerald R. Rainey, discovered that he did not include 200 shares of PECO Energy Common Stock and 300 shares of $7.96 Preferred Stock that were held in a brokerage account in the initial report of beneficial ownership he filed when he became an officer of the Company in 1992. Mr. Rainey subsequently reported his ownership of these additional shares.

NOTE E--Beneficial ownership represents less than one percent of the shares of Common Stock outstanding.

                              *   *   *

            BUSINESS BACKGROUND OF NOMINEES AND DIRECTORS

NOMINEES FOR DIRECTOR--TERMS EXPIRING IN 1998

|-----------|        Susan W. Catherwood, age 51, was elected to the
|           |        Board of Directors in 1988.  From 1978 to 1984,
|           |        Mrs. Catherwood was Program Coordinator for the
|           |        Academy of Music Anniversary Concerts.  From 1982
|           |        to 1991, she was Chairman, Board of Overseers,
|           |        University Museum, University of Pennsylvania.
|-----------|        In 1991, she became Chairman, Trustee Board,
  [Photo of          University of Pennsylvania Health System
   Susan W.          (formerly University of Pennsylvania Medical
 Catherwood]         Center).  She also is a director of The Glenmede
                     Corporation, The Glenmede Trust Company and The
                     Glenmede Trust Company of New Jersey.

|-----------|        Nelson G. Harris, age 68, was elected to the
|           |        Board of Directors in 1989.  From 1981 to 1991,
|           |        Mr. Harris was President and Chief Executive
|           |        Officer of Tasty Baking Company, a diversified
|           |        company engaged in the manufacture and
|           |        distribution of food products.  In 1991, Mr.
|-----------|        Harris was elected Chairman and Chief Executive
  [Photo of          Officer of Tasty Baking Company.  In 1992, he
  Nelson G.          retired as Chairman and Chief Executive Officer
   Harris]           and was elected Chairman of Tasty Baking
                     Company's Executive Committee. Mr. Harris also is a director and Vice Chairman of American Water
                     Works Company, Inc. and director of CoreStates
                     Financial Corporation, Tasty Baking Company and
                     PrimeSource Corporation.

|-----------|        Edithe J. Levit, M.D., age 68, was elected to the
|           |        Board of Directors in 1980.  Dr. Levit is
|           |        President Emeritus and a life member of the
|           |        National Board of Medical Examiners, an
|           |        independent, non-profit agency, providing
|           |        evaluation services for the medical profession.
|-----------|        Prior to 1987, she was President and Chief
  [Photo of          Executive Officer of that agency.
  Edithe J.
 Levit, M.D.]

|-----------|        John M. Palms, age 59, was elected to the Board
|           |        of Directors in 1990.  From 1982 to 1988, Dr.
|           |        Palms served as Vice President for Academic
|           |        Affairs at Emory University.  In 1988, he became
|           |        a Charles Howard Chandler Professor of Physics at
|           |        Emory University.  Dr. Palms was elected
|-----------|        President of Georgia State University in 1989
  [Photo of          and, in 1991, was elected President of the
   John M.           University of South Carolina.  He also is a
    Palms]           director of Fortis Holdings Inc., NationsBank,
                     N.A. (of the Carolinas) and Policy Management
                     System Corporation.

|-----------|        Joseph F. Paquette, Jr., age 60, was elected to
|           |        the Board of Directors and President, Chief
|           |        Operating Officer in March 1988.  In April 1988,
|           |        he was elected Chairman of the Board and Chief
|           |        Executive Officer.  He is also a director of
|           |        Associated Electric & Gas Insurance Services
|-----------|        Limited, Meridian Bancorp, Inc. and Meridian
  [Photo of          Bank.  See footnote 1 on page 6.
  Joseph F.
Paquette, Jr.]

INCUMBENT DIRECTORS--TERMS EXPIRING IN 1996

|-----------|        M. Walter D'Alessio, age 61, was elected to the
|           |        Board of Directors in 1983.  Since 1982, Mr.
|           |        D'Alessio has been President and Chief Executive
|           |        Officer of Legg Mason Real Estate Services
|           |        (previously Latimer & Buck, Inc.), commercial
|           |        mortgage banking and pension fund advisors.  He
|-----------|        also is a director of the Philadelphia Stock
  [Photo of          Exchange and Pennsylvania Blue Shield.
  M. Walter
  D'Alessio]

|-----------|        James A. Hagen, age 62, was elected to the Board
|           |        of Directors in 1990.  From 1985 to 1988, Mr.
|           |        Hagen served as Executive Vice President--Sales &
|           |        Marketing, CSX Transportation.  In 1988, he
|           |        became President--Distribution Services Group,
|           |        CSX Transportation.  Mr. Hagen was elected
|-----------|        Chairman and Chief Executive Officer of Conrail,
  [Photo of          Inc. in 1989.
   James A.
    Hagen]

|-----------|        Joseph C. Ladd, age 68, was elected to the Board
|           |        of Directors in 1977.  Mr. Ladd served as
|           |        President, Chief Executive Officer and Director
|           |        of Fidelity Mutual Life Insurance Co. from 1971
|           |        to 1984.  He served as Chairman of the Board and
|           |        Chief Executive Officer of Fidelity Mutual Life
|-----------|        Insurance Co. until 1989 and as Chairman of the
  [Photo of          Board from 1989 to 1992.  Mr. Ladd also is a
  Joseph C.          director of Philadelphia Suburban Corporation.
   Ladd]

|-----------|        Kinnaird R. McKee, age 65, was elected to the
|           |        Board of Directors in 1989.  In 1988, Admiral
|           |        McKee retired from the U.S. Navy.  From 1982
|           |        until 1988, he served as Director, Navy Nuclear
|           |        Propulsion.  His career included service as
|           |        Director of Naval Warfare, Commander of the U.S.
|-----------|        Third Fleet, and Superintendent, U.S. Naval
  [Photo of          Academy.  He is currently an engineering
 Kinnaird R.         consultant.  He also is a director of Entergy
   McKee]            Corporation and Entergy Operations Inc.

|-----------|        Ronald Rubin, age 63, was elected to the Board of
|           |        Directors in 1988.  From 1976 to 1992, Mr. Rubin
|           |        was a General Partner of Richard I. Rubin & Co.
|           |        Inc., a real estate development and management
|           |        company.  In 1992, that organization became The
|           |        Rubin Organization, Inc. and he became its CEO.
|-----------|
  [Photo of
    Ronald
    Rubin]

INCUMBENT DIRECTORS--TERMS EXPIRING IN 1997

|-----------|        Richard G. Gilmore, age 67, was first elected to
|           |        the Board of Directors in 1979.  In 1983, he
|           |        resigned from the Board when he accepted the
|           |        position of Finance Director of the City of
|           |        Philadelphia.  At that time, he was also Vice
|           |        President and Treasurer of The Girard Company
|-----------|        (now Mellon Bank Corporation) and Executive Vice
  [Photo of          President and Treasurer of Girard Bank, its
 Richard G.          subsidiary, by which he had been employed since
  Gilmore]           1972.  He resigned from the position of Finance
                     Director in December 1985, at which time he was re-elected to the Board. In 1986, he was elected
                     Senior Vice President, Finance and Chief
                     Financial Officer of the Company and served until 1991 when he retired. Mr. Gilmore also is a director of CSS Industries, Inc. and a member of the Board of Trustees of eleven Legg Mason mutual funds.

|-----------|        Richard H. Glanton, age 48, was elected to the
|           |        Board of Directors in 1991.  Since 1987, he has
|           |        been a partner of the law firm of Reed Smith Shaw
|           |        & McClay.  From 1983 to 1986, Mr. Glanton was a
|           |        partner of the law firm of Wolf, Block, Shorr &
|           |        Solis-Cohen.  He also is a director of General
|-----------|        Accident Insurance Company of North America and
  [Photo of          President of the Barnes Foundation.  See footnote
  Richard H.         2 on page 6.
   Glanton]

|-----------|        Joseph J. McLaughlin, age 67, was elected to the
|           |        Board of Directors in 1974.  In 1974, Mr.
|           |        McLaughlin was elected President and Chief
|           |        Executive Officer of the Beneficial Mutual
|           |        Savings Bank.  He retired from those positions in
|           |        1993.  He also is a director of the Beneficial
|-----------|        Mutual Savings Bank and Paper Manufacturers
  [Photo of          Company.
  Joseph J.
 McLaughlin]

|-----------|        Corbin A. McNeill, Jr., age 55, was elected to
|           |        the Board of Directors in 1990.  From 1985 to
|           |        1987, Mr. McNeill served as Vice President,
|           |        Nuclear, Public Service Electric and Gas Company.
|           |        In 1987, he was appointed Senior Vice President,
|           |        Nuclear, Public Service Electric and Gas
|-----------|        Company.  In 1988, he was named the Company's
  [Photo of          Executive Director, Nuclear, on loan from Public
  Corbin A.          Service Electric and Gas Company, and later was
McNeill, Jr.]        elected Executive Vice President, Nuclear of the
                     Company. In 1990, he was elected President and Chief Operating Officer. See footnote 1 on page 6.

|-----------|        Robert Subin, age 56, was elected to the Board of
|           |        Directors in 1994.  In 1988, Mr. Subin was
|           |        elected Corporate Vice President of Campbell Soup
|           |        Company.  In May 1990, he became Vice President--
|           |        Grocery Sector, Campbell North America, and was
|           |        then promoted to Executive Vice President,
|-----------|        International Division in November 1990.  In
  [Photo of          1992, Mr. Subin was named President, Campbell
   Robert            Europe/America Division and, in 1993, was named
   Subin]            President, International Specialty Foods.  In
                     August 1994, he was appointed to his present position as Senior Vice President of Campbell
                     Soup Company, President, Bakery, and
                     Confectionary Division.

(1) On January 30, 1995, the Board of Directors announced its intention to elect Corbin A. McNeill, Jr. to the additional position of Chief Executive Officer at the Company's Organization Meeting on April 12, 1995. Joseph F. Paquette, Jr. will continue as Chairman of the Board and Chairman of the Executive Committee until his retirement in 1997.

(2) Richard H. Glanton is a partner of the law firm of Reed Smith Shaw & McClay, which provided legal services to the Company during 1994.

                               *  *  *

MEETINGS OF DIRECTORS

    The total number of regular and special meetings of the Board of Directors during 1994 was 13. Each director attended more than seventy-five percent of the meetings of the Board and the meetings of committees of which he or she was a member except Mr. Subin, who became a member of the Board on October 1, 1994.

                               *  *  *

AUDIT, COMPENSATION, EXECUTIVE, NOMINATING, NUCLEAR AND
AD HOC FINANCE COMMITTEES

    The Audit Committee consists of S. W. Catherwood (Chairman),
M. W. D'Alessio, R. H. Glanton, J. C. Ladd and K. R. McKee. The Committee meets quarterly. At each meeting, the Company's internal auditor reports on completed audits and the audit program. During the year, the Committee meets with the Company's independent auditors to review their audit of the consolidated financial statements; to review the auditors' Report to Management for the preceding year; to review their plans for conducting the audit for the current year; to approve their services and fees; and to be informed of proposed or new accounting practices. The Audit Committee met four times during 1994.

    The Compensation Committee consists of J. A. Hagen (Chairman),
N. G. Harris, J. C. Ladd and R. Rubin. The Committee meets as necessary on call of the Chairman of the Committee. The Committee makes decisions pertaining to compensation for the positions of Director, Chairman, President, Senior Vice President and Vice President. These decisions, except for certain decisions under the Long-Term Incentive Plan, are reviewed by the full Board. The Committee also reviews and monitors management development programs for officers and employees. The Compensation Committee met twice during 1994.

    The Executive Committee consists of J. F. Paquette, Jr. (Chairman), R. G. Gilmore, J. A. Hagen, N. G. Harris, J. J. McLaughlin and R. Rubin. The Committee meets quarterly. During intervals between meetings of the Board of Directors, the Executive Committee may exercise all powers of the Board of Directors in the management of all affairs of the Company. This Committee also has fiduciary responsibilities associated with the Company's Service Annuity Plan, including setting and monitoring the investment policy and reviewing the transactions and performance of the investment managers. The Executive Committee met five times during 1994.

    The Nominating Committee consists of M. W. D'Alessio (Chairman),
S. W. Catherwood, R. H. Glanton and J. M. Palms. The Committee recommends to the Board of Directors candidates for election to the Board of Directors, with such candidates to be sought from an appropriate variety of sources such as those with managerial experience as business executives or with suitable academic or scientific backgrounds. While the Committee normally expects to be able to identify from its own resources an ample number of qualified candidates, it will review recommendations from shareholders of persons to be considered as nominees at the 1996 Annual Meeting of Shareholders if such recommendations are submitted in writing to the Secretary of the Company at the address of the Company set forth on page 1. The determination of nominees recommended by the Committee is within the sole discretion of the Committee, and the final selection of nominees is within the sole discretion of the Board of Directors. Therefore, no assurance can be given that persons recommended by shareholders will be nominated as directors. The Company's bylaws do not permit shareholders to nominate candidates from the floor at the Annual Meeting without prior notification to the Corporate Secretary. Any such notification would have to include certain information detailed in the Company's bylaws. Shareholders who desire to nominate a candidate from the floor at the 1995 Annual Meeting should contact the Company's Corporate Secretary, Ms. K. K. Dodd. Nominations must be received
14 days prior to the Annual Meeting (March 29, 1995).  The
Nominating Committee met twice during 1994.

    The Nuclear Committee consists of J. M. Palms (Chairman), R. G. Gilmore, E. J. Levit, K. R. McKee and J. J. McLaughlin. The Committee was established in 1987 to assist the Board of Directors in the proper discharge of the Board's responsibilities for oversight of the nuclear operations of the Company. The Nuclear Committee met thirteen times during 1994.

    In 1994, the Board established an Ad Hoc Finance Committee to assist management in reviewing financial and other opportunities.
The Committee consists of R. G. Gilmore (Chairman), M. W. D'Alessio and J. C. Ladd. The Committee met twice during 1994.

                              *  *  *

REMUNERATION OF DIRECTORS

    Directors who are not officers of the Company are remunerated as set forth below and are reimbursed expenses, if any, for attendance at meetings:

    $21,000   annual Board retainer
    $ 1,000   per meeting attended
    $ 2,000   annual retainer for Chairmanship of Audit, Nuclear and
              Special Committees
    $ 1,000   annual retainer for Chairmanship of Compensation and
              Nominating Committees

    In addition to the remuneration stated above, directors who are not officers of the Company receive options for 5,000 shares of the Company's Common Stock when first elected to the Board, and receive options for 3,000 shares at each three-year anniversary of their election.

    Directors who are also officers of the Company do not receive directors' fees.

    The Company has an unfunded Deferred Compensation Plan for non-officer directors which permits such directors to defer all or a portion of their remuneration. Amounts deferred will be credited with interest, compounded quarterly, equal to the average prime commercial lending rate of The Chase Manhattan Bank, N.A., in effect on the 15th day of each month, plus one-half of one percent. The amounts deferred and the interest credited thereon are unfunded obligations of the Company and may not be distributed to the participant (except to meet a financial hardship) until that person ceases to be a director, retires or reaches age 65.

    The Company also has a retirement plan for directors. Benefits under the plan are based upon years of service as a non-employee director. A minimum of five years of service as a non-employee director is required to be entitled to benefits. Unless a direct or selects early retirement, benefit payments will commence at the age of 70 and will be paid quarterly for life and cease upon death. The annual pension payable at normal retirement will be equal to 50% of the annual Board retainer at the time of retirement for five full years of service, with an additional 10% for each additional full year of service up to ten years. For ten or more years of non-employee director service, a director is entitled to 100% of the annual retainer at the time of retirement.

                              *  *  *

                 EXECUTIVE COMPENSATION DISCLOSURE

    The following three tables show information relating to the Chief Executive Officer and the four most highly compensated executive officers during the calendar year 1994.

SUMMARY COMPENSATION TABLE

                                                                                                                    ALL OTHER
                                                                                                                  COMPENSATION
                                          ANNUAL COMPENSATION                    LONG-TERM COMPENSATION               ($)
                                     --------------------------------  ----------------------------------------   ------------
                                                                                 AWARDS             PAYOUTS
                                                                       ----------------------------------------
                                                                        RESTRICTED                 LONG-TERM
                                                                          STOCK                  INCENTIVE PLAN
NAME AND PRINCIPAL POSITION   YEAR   SALARY ($)  BONUS ($)  OTHER ($)  AWARD(S) ($)  OPTIONS (#)    PAYOUTS ($)
- ----------------------------------   ----------  ---------  ---------  ------------  ----------- --------------
Joseph F. Paquette, Jr.       1994    485,332     305,670      0          0      50,000                0               0
 Chairman of Board and        1993    425,534     403,262      0          0      40,000                0               0
 Chief Executive Officer      1992    420,151     376,567      0          0     100,000             139,500            0

Corbin A. McNeill, Jr.        1994    379,386     135,857      0          0      30,000                0               0
 President and Chief          1993    350,990     186,697      0          0      24,000                0               0
 Operating Officer            1992    331,471     174,339      0          0      70,000             105,563            0

William L. Bardeen (A)        1994    304,532      88,072      0          0      20,000                0               0
 Senior Vice President        1993    292,319     115,372      0          0      15,000                0               0
 and Group Executive,         1992    238,008      99,113      0          0      60,000                0               0
 Consumer Energy
 Services Group

James W. Durham (B)           1994    262,757      83,712      0          0      20,000                0               0
 Senior Vice President        1993    253,222      97,781      0          0      15,000                0               0
 and General Counsel          1992    234,840      91,302      0          0      35,000              87,188            0

Dickinson M. Smith            1994    236,298      87,200      0          0      20,000                0               0
 Senior Vice President,       1993    220,502      85,558      0          0      15,000                0               0
 Nuclear Generation           1992    203,615      83,998      0          0      35,000              46,219            0
 Group and Chief
 Nuclear Officer

(A) Mr. Bardeen began his employment with the Company on February 18, 1992.
(B) Mr. Durham was granted a restricted stock award of 500 Common Shares on February 25, 1991 valued at $19.50 per share, the closing price of the Company's Common Stock on that day. The shares vest at the rate of 100 shares per year beginning February 25, 1992. On
    December 31, 1994, Mr. Durham held 200 restricted shares of the Company's Common Stock valued at $3,900. Dividends are paid on these shares.

                          OPTION GRANTS IN 1994
                                                                    GRANT DATE
                                      INDIVIDUAL GRANTS                VALUE
                                    --------------------            ----------
                          NUMBER       % OF
                            OF         TOTAL                           GRANT
                        SECURITIES    OPTIONS   EXERCISE               DATE
                        UNDERLYING  GRANTED TO  OR BASE    EXPIRA-    PRESENT
                          OPTIONS   EMPLOYEES    PRICE      TION       VALUE
NAME                    GRANTED(#)   IN 1994     ($/SH)     DATE       ($)(A)
- ----                    ----------  ----------  --------   -------    --------
Joseph F. Paquette, Jr.   50,000       5.5%     $26.875    2/27/04    $183,000
 Chairman of Board and
 Chief Executive Officer

Corbin A. McNeill, Jr.    30,000       3.3      $26.875    2/27/04    $109,800
 President and Chief
 Operating Officer

William L. Bardeen        20,000       2.2      $26.875    2/27/04    $ 73,200
 Senior Vice President,
 and Group Executive,
 Consumer Energy
 Services Group

James W. Durham           20,000       2.2      $26.875    2/27/04    $ 73,200
 Senior Vice President
 and General Counsel

Dickinson M. Smith        20,000       2.2      $26.875    2/27/04    $ 73,200
 Senior Vice President,
 Nuclear Generation
 Group and Chief
 Nuclear Officer

(A) Values indicated are an estimate based on the Black-Scholes option pricing model. The actual value realized will be determined by the excess of the stock price over the exercise price on the date the option is exercised. There is no certainty the actual value realized will be at or near the value estimated by the Black-Scholes option pricing model.

    Assumptions used for the Black-Scholes model are as follows:

        risk-free interest rate                     6.5%
        volatility                                   .1357
        dividend yield                              5.172%
        time of exercise                           10 years

    Dividend equivalent units, which were not granted in 1994, are not considered in the Black-Scholes option pricing model.

    Although executives face uncertain risks of forfeiture, these risks are not factored into the calculated values.

                   AGGREGATED OPTION EXERCISES IN 1994
                  AND OPTION VALUES AT DECEMBER 31, 1994

                                                  SECURITIES
                                                  UNDERLYING       VALUE OF
                                                   NUMBER OF      UNEXERCISED
                                                  UNEXERCISED    IN-THE-MONEY
                                                  OPTIONS AT      OPTIONS AT
                                                   12/31/94       12/31/94(1)
                           SHARES
                          ACQUIRED                    (#)            ($)
                             ON        VALUE      EXERCISABLE    EXERCISABLE
NAME                     EXERCISE(#) REALIZED($) UNEXERCISABLE  UNEXERCISABLE
- ----                     ----------- ----------- -------------  -------------
Joseph F. Paquette, Jr.      0            0       E--200,499     E--$274,366
 Chairman of Board and                            U-- 50,000     U--       0
 Chief Executive Officer

Corbin A. McNeill, Jr.       0            0       E--168,500     E--$358,125
 President and Chief                              U-- 30,000     U--       0
 Operating Officer

William L. Bardeen           0            0       E-- 25,000     E--       0
 Senior Vice President,                           U-- 20,000     U--       0
 and Group Executive,
 Consumer Energy
 Services Group

James W. Durham              0            0       E-- 50,000     E--       0
 Senior Vice President                            U-- 20,000     U--       0
 and General Counsel

Dickinson M. Smith           0            0       E--104,753     E--$277,214
 Senior Vice President,                           U-- 20,000     U--       0
 Nuclear Generation
 Group and Chief
 Nuclear Officer

- ------------

(1) Market value of underlying securities at the year-end price of $24.50 per share, minus the value of underlying securities at the exercise or base price. All options whose exercise or base price exceeds the market value are valued at zero.

       EXECUTIVE COMPENSATION--COMPENSATION COMMITTEE REPORT

EXECUTIVE COMPENSATION PHILOSOPHY

    The Company's compensation philosophy reflects a commitment to compensate executives competitively with other companies in the industry while rewarding executives for achieving levels of operational excellence and financial returns which ensure positive short- and long-term business performance and continual growth in shareholder value. The Board of Directors believes that the Company's overall compensation program must be competitive in order to attract and retain the qualified individuals necessary to manage the Company and address the significant challenges facing the Company and the industry.

    The compensation program for executives consists of base salary, annual incentive and long-term incentive components. The combination of these elements balances short- and long-term business performance goals and aligns executive financial rewards with those of the Company's shareholders.

    Annual incentive awards are earned based on the Company's financial and operational results in comparison to goals established at the start of the year. See "Management Incentive Compensation
Plan."

    Long-term incentive awards in the form of stock options and dividend equivalents relate directly to increases in shareholder value, which determines any economic gain for executives. See
"Long-Term Incentive Plan."

    The compensation levels of the Company's officers are reviewed each year by a nationally recognized, independent compensation consulting firm, and the results are presented to the Compensation Committee of the Board of Directors. The Compensation Committee makes its decisions on officer salary levels based upon the consultants' evaluations and other factors, such as the individual's performance and the Company's financial condition. These decisions, except for certain decisions under the Long-Term Incentive Plan, are reviewed by the full Board. Among other things, the independent consulting firm compares officer compensation levels to those of other electric and gas utilities. The latest comparison continues to verify that the Company's executive compensation levels are competitive within the utility industry and are below the levels typically found in general industry. Mr. Paquette's total compensation is generally comparable to CEO compensation levels of similarly sized utilities in the survey.

    The Company's cash compensation levels are well within the $1 million compensation cap for tax-deduction purposes as outlined in the Omnibus Budget Reconciliation Act of 1993. The Company will make every effort to maximize deductions within this cap; however, the Company reserves the right to make adjustments based on competitive pay levels or necessitated by other unforeseen circumstances.

EXECUTIVE SALARIES

    Executive salaries are established at competitive levels based upon survey information from other comparably sized major electric and gas utility companies, including most of the companies in the Dow Jones Utility Average. Executive salaries correspond to approximately the median salaries of comparable executives of the companies in the survey. The base pay levels indicated in the Summary Compensation Table include an annual salary increase granted in 1994 to the CEO and other officers in the Table.
A greater portion of Mr. Paquette's compensation is linked to the performance of the Company. As a result, Mr. Paquette's salary continues to be below competitive levels, i.e., his salary is below the median salary level of CEO's of comparably sized utilities. The salaries of all executive level positions are reviewed by a nationally recognized, independent compensation consulting firm, to ensure the comparable salary data is valid and appropriate.

MANAGEMENT INCENTIVE COMPENSATION PLAN

    In 1988, the Board of Directors established a Management Incentive Compensation Plan (Management Plan) for individuals in the upper levels of management. The Management Plan replaced a previous incentive compensation plan. The bonuses paid under the Management Plan are targeted at the 75th percentile of major electric utilities, which is consistent with median bonuses paid in general industry. Each year, a participant is assigned a base bonus percentage which is directly related to the participant's position. Each participant's base bonus percentage is determined by using bonus percentage data of comparably sized utilities gathered from surveys and by the internal system of valuing PECO Energy positions. This base bonus percentage is then multiplied by an individual corporate goals multiplier. This multiplier is a percentage based on the achievement of corporate goals established by the Board of Directors. This multiplier can range from 0% to a maximum of 125% if the Company exceeds achievement of corporate goals. This amount is then multiplied by an individual performance multiplier based on the participant's performance during the year, which can range from 0% to a maximum of 125% if the participant had exceptional job performance. The resulting percentage is multiplied by the midpoint of the participant's salary range, and the product equals the participant's bonus.

    Corporate goals are established based upon critical business factors necessary to achieve short- and long-term strategic objectives. Although these measures may vary from year to year, they typically include earnings per share, operating and maintenance costs, capital expenditures, power generation and a measure relating to customer service objectives. A participant's individual performance is rated by individual achievement of pre-established goals which include and/or support the key business objectives outlined above.

    For awards paid in February 1995 for performance in 1994, the factors used in determining corporate performance of the Chairman and all Management Plan participants, as measured against predetermined objectives, were earnings per share, operating and maintenance costs, capital expenditures, safety, nuclear generation capacity factor, preparation of a deregulation strategy, and customer satisfaction. The most critical of these factors were earnings per share (weighted 30%), operating and maintenance costs (weighted 15%), and capital expenditures (weighted 15%). The remaining factors were each weighted 10%. Corporate performance was measured by comparing actual results to predetermined goals on each of the seven performance factors. The corporate performance for the 1994 Management Plan award was as follows: nuclear generation exceeded target levels; capital expendi-tures, safety and deregulation strategy met target levels; earnings per share, operating and maintenance costs, and customer satisfaction did not meet target levels.

    Consistent with the determination of awards for all participants, the Chairman's 1994 Management Plan award shown in the Summary Compensation Table was based on a combination of corporate and individual performance. In addition to the financial and operating goals cited above, the bonus amounts in the Summary Compensation
Table incorporate an evaluation of the officers' individual performance. Mr. Paquette discussed with the Committee the performance of the officers and made recommendations regarding their individual performance ratings.

    In evaluating the Chairman's individual performance, the Committee made an assessment of Mr. Paquette's leadership in achieving the Company's long-term strategies and business goals. In the judgment of the Committee, Mr. Paquette has made great progress in positioning the Company to adapt and succeed in an industry marked by rapid change. Among the specific results taken into consideration were a number of extraordinary accomplishments during the year, examples of which include: (1) implementation of a voluntary separation plan for employees and information systems outsourcing, both resulting in major future operational cost reductions; (2) overall financial benefits resulting from outstanding performance of the Company's nuclear generating stations; (3) contract for the sale of Conowingo Power Company; (4) outstanding safety record representing the best Company performance in a decade; (5) retail wheeling response to the Pennsylvania Public Utility Commission; and (6) increased shareholder dividend.

LONG-TERM INCENTIVE PLAN

    In 1989, the Board of Directors approved and the Company's shareholders ratified the Long-Term Incentive Plan (Incentive Plan). The types of long-term incentive awards which may be granted under the Incentive Plan are stock options to purchase shares of the Company's Common Stock, dividend equivalents and shares of restricted Common Stock.

    The combined value of stock options and dividend equivalents granted to the Chairman and other executives indicated on the Summary Compensation Table and the Option Grant Table are granted at levels competitive with other major utility companies. Stock options and dividend equivalents are granted to executives at approximately the mean level of grants to comparable executives at other major electric utility companies.

    The purpose of stock options is to reward executives for strategic and operational activities associated with growth in shareholder value, since the ultimate value to the executive is determined by share price appreciation. The individual receiving an option is entitled to purchase a share of the Company's Common
Stock at a specified price (option exercise price) within a specified period of time. The option exercise price is equal to at least the closing price of the Company's Common Stock on the New York Stock Exchange as reported on the composite tape on the date of the grant or the last business day preceding the grant date, when applicable. Stock options granted under the Incentive Plan may not be exercised more than ten years after the date of the grant.

    Dividend equivalents are granted in conjunction with stock options on a three-year cycle; no dividend equivalents were granted in 1994 to the Chairman/CEO and other executives in the Summary Compensation Table. Not all option grants include dividend equivalents Dividend equivalents granted under the Incentive Plan provide the opportunity for the Chairman and other executive officers to earn an amount equal to the dividends that would have been paid had the participant acquired the shares underlying the options at the time the options were granted. All or a portion of the dividend equivalents are paid, as determined by the Compensation Committee, based on the Company's performance measured over a three-year period. For the performance period 1992 to 1994, the measure used to determine dividend equivalents paid to the Chairman and other executive officers was total shareholder return as compared with the 50 largest investor-owned electric utilities, including most of the companies in the Dow Jones Utility Average. Total shareholder return (TSR) is defined as the sum of share price appreciation and dividends as follows:

   (Average 12/94 Stock Price - Average 12/91 Stock Price)
            + Cumulative 1992-1994 Dividends Paid
- ----------------------------------------------------------------------
                  Average 12/91 Stock Price

    The value of accumulated dividend equivalents was adjusted to 50% for the three-year 1992-1994 performance period based upon PECO Energy's three-year TSR ranking in the third quintile against the three-year TSR of the 50 largest investor-owned utilities.

    For the 1989 to 1991 performance period payout reported in the Summary Compensation Table in 1992, a value of 75% of the dividend equivalent amounts was used. Instead of a specific formula, this payment was based upon consideration of the Company's overall performance over the period highlighted by lowering costs, completion of Limerick Generating Station Unit No. 2, restart of the Peach Bottom Atomic Power Station and completion of a Company reorganization. Consideration was also given to the Company's TSR over the 1989-91 period compared to the group of 50 largest utilities.

    Restricted stock awards are shares of Common Stock subject to limitation on their sale, transfer or pledge until the expiration of a restriction period of not less than 12 months as determined by the Compensation Committee at the time of the grant. During the restriction period, the recipient of an award is entitled to receive dividends and vote the shares of restricted stock. After the restriction period, the shares will be distributed to the participant. As indicated in the Summary Compensation Table, restricted stock has been used sparingly, awarded only at the conclusion of a highly unusual accomplishment of major importance.

SHAREHOLDER RETURN COMPARISON COMPANIES VERSUS
EXECUTIVE COMPENSATION COMPARISON COMPANIES

    Although the companies used for these two purposes are substantially the same, they do differ slightly. The shareholder return comparison companies are those included in the Dow Jones Utility Average. Those companies used for executive pay comparisons are major electric utilities participating in the Edison Electric Institute compensation surveys, the most commonly recognized, accepted and reliable source of compensation data for electric utilities. Performance comparison for Incentive Plan purposes is the 50 largest investor owned electric utilities. Seventy percent of the companies in the Dow Jones Utility Average (excluding PECO Energy) are used for executive compensation and performance compensation purposes.

COMPARISON OF CUMULATIVE SHAREHOLDER RETURN

    As noted on the graph shown on page 17, an investment of $100 in the Company's Common Stock on December 31, 1989 would have grown in value to $142.77, assuming reinvestment of dividends, at December 31, 1994. For the five-year period ending December 31, 1994, the total cumulative return for holders of the Company's Common Stock amounted to 42.8%, or the equivalent of 7.4% per year compounded. That return significantly exceeded the comparable Dow Jones Utility Average and was marginally below the return of the Standard & Poor's 500 Stock Index.

COMPENSATION COMMITTEE MEMBERS:

    J. A. Hagen (Chairman)             J. C. Ladd
    N. G. Harris                       R. Rubin

                             *   *   *

                   SHAREHOLDER RETURN COMPARISON

    Shown below is a line graph comparing the yearly dollar change in the cumulative total shareholder return on the Company's Common Stock against the cumulative total return of the S&P 500 Stock Index and the Dow Jones Utility Average for the period 1990 through 1994.

                COMPARISON OF FIVE-YEAR CUMULATIVE RETURN
                                1990-1994

DOLLARS                                                             DOLLARS
 $175                     ID: LINE GRAPH SHOWING                      $175
 $150                   PECO ENERGY (as solid rule)                   $150
 $125                       S&P 500 (as dashes)                       $125
 $100                  DJ UTILITIES (as dot leaders)                  $100
 $ 75                                                                 $ 75
 $ 50               Footnote (A) appears at approximately the         $ 50
 $ 25                  $88 Million mark for the year 1991             $ 25
 $  0                                                                 $  0
          1990        1991         1992        1993         1994

(A) An adverse electric base rate order issued by the Pennsylvania Public Utility Commission in April 1990 necessitated various write-offs and lowered the Company's earnings power. Consequently, the Company reduced its common stock dividend, effective June 1990, which caused a decline in the price of the Common Stock and the total yearly return.

             [Data points represented by the following table.]


- ------------------------------------------------------------------------------
                                                 DECEMBER 31,
                             -------------------------------------------------
                             1989   1990      1991     1992     1993    1994
                             -------------------------------------------------
PECO Energy Company          $100  $84.36   $128.65  $136.83  $166.78  $142.77
- ------------------------------------------------------------------------------
S&P 500 Stock Index          $100  $96.90   $126.42  $136.05  $149.76  $151.74
- ------------------------------------------------------------------------------
Dow Jones Utility Average    $100  $95.44   $109.99  $114.48  $125.50  $106.31
- ------------------------------------------------------------------------------

Assumptions:

    1. $100 invested on December 31, 1989 in PECO Energy Company
       Common Stock, S&P 500 Stock Index and Dow Jones Utility Average.

    2. All dividends are reinvested.

                              *  *  *

RETIREMENT PLANS. The following table shows the estimated annual retirement benefit payable on a straight life annuity basis to participating employees, including officers, in the earnings and year of service classifications indicated, under the Company's non-contributory retirement plans. The amounts shown in the table are not subject to any deduction for Social Security or other offset amounts.

                                                 PENSION PLAN TABLE
                       ---------------------------------------------------------------------
    AVERAGE ANNUAL
      SALARY FOR                                  YEARS OF SERVICE
  HIGHEST CONSECUTIVE  ---------------------------------------------------------------------
      FIVE YEARS           10         15        20        25        30        35        40
  ------------------------------------------------------------------------------------------
    $  100,000         $ 19,649  $  26,974  $ 34,298  $ 41,623  $ 48,947  $ 56,272  $ 63,596
       200,000           40,149     55,224    70,298    85,373   100,447   115,522   130,596
       300,000           60,649     83,474   106,298   129,123   151,947   174,772   197,596
       400,000           81,149    111,724   142,298   172,873   203,447   234,022   264,596
       500,000          101,649    139,974   178,298   216,623   254,947   293,272   331,596
       600,000          122,149    168,224   214,298   260,373   306,447   352,522   398,596
       700,000          142,649    196,474   250,298   304,123   357,947   411,772   465,596
       800,000          163,149    224,724   286,298   347,873   409,447   471,022   532,596
       900,000          183,649    252,974   322,298   391,623   460,947   530,272   599,596
     1,000,000          204,149    281,224   358,298   435,373   512,447   589,522   666,596

    Covered compensation includes salary and bonus which is disclosed in the Summary Compensation Table on page 9 for the five named executive officers. The calculation of retirement benefits under the plans is based upon average earnings for the highest consecutive five-year period.

    Messrs. Paquette, McNeill, Bardeen, Durham and Smith have 37, 27, 3, 12 and 14 credited years of service, respectively, under the Company's pension program. If Mr. Bardeen completes five years of continuous employment with the Company, then, upon his retirement, his service with the Company for purposes of calculating his benefits under the Company's pension program will be increased by 20 years. Mr. Durham and Mr. Smith are being granted one year of additional service, for purposes of calculating their benefits under the Company's pension program, for each year of service up to a maximum of ten additional years.

    The Internal Revenue Code of 1986, as amended, limits the annual benefits which may be paid from a tax-qualified retirement plan. As permitted by the Employee Retirement Income Security Act of 1974, the Company has supplemental plans which authorize the payment out of general funds of the Company of any benefits calculated under provisions of the applicable retirement plan which may be above these limits.

                             *   *   *

           PROPOSAL 2. APPOINTMENT OF AUDITORS FOR 1995

    The Board of Directors, subject to the approval of the shareholders, has appointed Coopers & Lybrand, independent certified public accountants, as the auditors of the Company for the year
1995. Unless otherwise directed, proxies will be voted "FOR" approval of this appointment.

    Abstentions and broker non-votes will not constitute or be counted as "votes" cast for purposes of the Meeting.

    A representative of Coopers & Lybrand will be present at the Annual Meeting to respond to appropriate questions and will have the opportunity to make a statement, if that representative so desires.

                             *   *   *

                PROPOSAL 3. SHAREHOLDER PROPOSAL A

    A shareholder of the Company has advised the Company that he will submit the proposal set forth below at the Annual Meeting. The name and address of the proponent and the number of shares held by the proponent will be furnished by the Company to any person, orally or in writing as requested, promptly upon the receipt of an oral or written request.

                       SHAREHOLDER PROPOSAL

    Resolved: That the shareholders of PECO Energy Company recommend that the Board of Directors institute a salary and compensation ceiling such as to future employment contracts, no senior executive or director of the Company receive combined salary and other compensation which is more than two times the salary provided to the President of the United States that is, no more than $400,000.

                       SUPPORTING STATEMENT

    Reasons: There is no corporation which exceeds the size and complexity of the United States government agencies of which the President is the chief executive officer. Even most government agencies exceed the size, as measured by personnel and budget, of most private corporations. The President of the United States receives a salary of $200,000; even agency heads and members of Congress are paid only somewhat more than $100,000. The recommended ceiling is sufficient to motivate any person to do his best.

    The duties of the President of the United States are not comparable to those of senior executive officers or directors. (The President has a much more demanding job). While the President has many valuable compensations which may exceed those of the Company executives, we use the salary of the President only as a reference point for shareholders to consider as they evaluate this resolution.

    Officers and directors of public corporations are the employees and not the owners, except as they may be shareholders in common with other stockholders. Yet, they give the appearance that they run the corporations primarily for their benefit and incidentally for the shareholders. The Board of Directors is a closed group which perpetuates itself, determines who is to be selected to the Board and who is to be an officer of the Company as well as the compensation to be received. Directors and officers can run the corporation as if it were their property. Thus, officers may drain away millions of dollars in salary, stock options and other compensation. When the recommended ceiling on salary and compensation is exceeded, it demonstrates an expression of greed and abuse of power.

    Usually, there is no direct correlation between profitability of a corporation to officers. In many corporations, compensations increases as profits fall. High compensation need not serve as an incentive for a better run or more profitable corporation. There is no shortage of qualified people who could do as good a job as the incumbent officers of the corporation and would have no hesitation serving within the aforementioned ceiling.

    Any officer who believes he can better the corporation should be sufficiently motivated to purchase stock on the open market or to receive stock options as part of his salary and compensation package. To remain competitive in market we must cut our costs and not over compensate directors and officers.

    If you agree, please mark your proxy for this resolution.

BOARD OF DIRECTORS' STATEMENT IN OPPOSITION TO SHAREHOLDER PROPOSAL:

    The Board of Directors recommends that shareholders vote
"AGAINST" this proposal because it could severely limit the Company's ability to attract and retain qualified personnel to manage the Company. PECO Energy is committed to both rigorous cost control and to appropriately compensating its senior executive officers and directors.

    As discussed in the Board Compensation Committee Report on Executive Compensation beginning on page 8, the Company's compensation programs are designed to link compensation to Company performance, to enhance shareholder value, and to retain the valuable talent necessary to ensure continued Company success. The Board of Directors and the Compensation Committee of the Board must consider compensation within the context of the highly competitive market environment that characterizes the private corporate sector. The private sector values the services of certain people at a level in excess of that allowed by this proposal. Imposition of an arbitrary below-market ceiling on the total compensation of senior executives and directors, as suggested by this proposal, would, in the opinion of the Board, preclude the Company from attracting and retaining its management and, as a result, would have an adverse affect on the quality of leadership, the Company's operations and, ultimately, on shareholder value.

    For all these reasons, the Board is of the opinion that limiting the total compensation of Company senior executives and directors to $400,000 is without merit. Therefore, the Board recommends a vote "AGAINST" the shareholder's proposal. The affirmative vote of the holders of a majority of the Company's Common Stock present at the Meeting in person or by proxy is required for the adoption of this proposal. Unless otherwise directed, proxies will be voted "AGAINST" adoption of this shareholder's proposal. Abstentions and broker non-votes will not constitute or be counted as votes cast for purposes of the Meeting.

                             *   *   *

                PROPOSAL 4. SHAREHOLDER PROPOSAL B

    A shareholder of the Company has advised the Company that he will submit the proposal set forth below at the Annual Meeting. The name and address of the proponent and the number of shares held by the proponent will be furnished by the Company to any person, orally or in writing as requested, promptly upon the receipt of an oral or written request.

                       SHAREHOLDER PROPOSAL

    Resolved that PECO Energy adopt the following policy:

    That no lawyer shall be selected for the PECO slate of endorsed candidates for director that either directly or indirectly derives any compensation from any law firm that provides legal services to PECO.

                        REASONS IN SUPPORT

    Board Members have the duty of undivided loyalty to PECO. There is an ample pool of candidates qualified to serve on PECO's Board without conflicts of interest. Lawyer Board Members that derive compensation from the providing of legal services to PECO raise questions of conflict of interest including:

    1. Can such a director be a vigorous advocate of policies designed to reduce legal expenses by using internal legal staff to the fullest extent possible, settling cases instead of litigation, choosing the most cost effective law firms and strictly monitoring activities and billing when external counsel must be used?

    2. Can such a director be relied on to prudently limit top management's salaries, stock options and other perquisites, when offending top management by such limitation could result in an end to income derived from providing legal services to PECO?

    PECO has a history of lawyer directors whose law firms provide legal services to PECO. The proponent of this resolution has asked the PECO Board and its chief executive to stop this practice at a number of recent annual meetings without success. PECO shareholders should vote for this resolution.

BOARD OF DIRECTORS' STATEMENT REGARDING SHAREHOLDER PROPOSAL:

    The Board of Directors recommends that shareholders vote
"AGAINST" this proposal. This proposal seeks to impose what the Board believes to be an arbitrary and unnecessary policy relating to director selection. An identical proposal was submitted to shareholders at the prior Annual Meeting of Shareholders and was disapproved, with only 12.4% of the vote cast in favor.

    The Nominating Committee of the Board selects as nominees only those persons who the Committee believes are well qualified to serve as directors. It weighs, on a case by case basis, the potential contribution it believes a potential nominee will make to PECO Energy. This "case by case" approach is consistent with the approach adopted by the New York Stock Exchange.

    The Board has a policy that a director shall not enter into transactions with the Company without first disclosing the individual transaction and obtaining advance approval by the Board of Directors. The Board believes that it is in the best interests of the Company and its shareholders to maintain the ability to utilize the business services of individual Board members.

    The Board believes, as a general matter, that any proposal which, like this proposal, seeks to impose rigid eligibility requirements for director nominations is not in the best interests of shareholders because such requirements restrict, rather than enhance, the Company's ability to identify the most qualified persons to serve as directors.

    For these reasons, the Board recommends a vote "AGAINST" the shareholder's proposal. The affirmative vote of the holders of a majority of the Company's Common Stock present at the Meeting in person or by proxy is required for the adoption of this proposal. Unless otherwise directed, proxies will be voted "AGAINST" adoption of this shareholder's proposal. Abstentions and broker non-votes will not constitute or be counted as votes cast for purposes of the Meeting.

                             *   *   *

                           OTHER MATTERS

    Other than the foregoing, the Board of Directors knows of no other matters which will be presented at the Annual Meeting for action by the shareholders. Nevertheless, if any other matters properly come before the Meeting, or any adjournment thereof, it is anticipated that the proxies will be voted according to the best judgment of the persons acting by authorization of the proxies.

                              *  *  *

             DEADLINE FOR FILING SHAREHOLDER PROPOSALS
                      FOR 1996 ANNUAL MEETING

    Proposals intended for inclusion in next year's Proxy Statement should be sent to the Corporate Secretary of the Company at 2301
Market Street, P.O. Box 8699, Philadelphia, PA, 19101-8699, and must be received by November 6, 1995.

                              *  *  *

             VALLEY FORGE CONVENTION CENTER DIRECTIONS

BY CAR: FROM PHILADELPHIA: Take the Schuylkill Expressway to Exit
        #25 (Mall Boulevard). Bear right at first light onto Mall Boulevard. Turn right at next light onto North Gulph Road and proceed approximately 1-1/2 miles to the fourth traffic light at First Avenue. The Valley Forge Convention Plaza sign is on the right. (See entrance instructions on following page.)

        FROM PENNSYLVANIA TURNPIKE: Take Turnpike Exit #24 (Valley Forge). Take first exit immediately after toll (Exit 25-- Valley Forge) to North Gulph Road and proceed approximately 1-1/2 miles to the fourth traffic light at First Avenue. The Valley Forge Convention Plaza sign is on the right. (See entrance instructions on following page.)

        FROM ROUTE 202: Take Pottstown Exit (422 West) to first exit (Bridgeport--Route 23 East) and proceed east on Route 23 (Valley Forge Road). Turn right at first light onto Moore Road. Turn right at next light onto First Avenue. Proceed to next light and turn right onto North Gulph Road. The Valley Forge Convention Plaza sign is on the right. (See entrance instructions on following page.)

        FROM ROUTE 422 EAST: Take King of Prussia Industrial Park Exit to light and turn left onto North Gulph Road. The Valley Forge Convention Plaza sign will be on the right, after the turn. (See entrance instructions on following page.)

BY BUS: SEPTA (215-580-7800): Route #125 bus departs daily from
        Center City Philadelphia at both 16th Street and JFK Boulevard and at the 29th Street side of 30th Street Station. The bus stops at the Sheraton Plaza Hotel.



         [MAP OF MAJOR ROUTES TO VALLEY FORGE CONVENTION CENTER.]

                        ENTRANCE INSTRUCTIONS

    From the traffic light at the intersection of North Gulph Road and First Avenue, proceed on North Gulph Road to the second entrance on the right, approximately 150 yards. Turn right at that entrance and immediately turn left into the large parking lot. Proceed past the Sheraton Plaza Hotel main entrance level to the next entrance at a lower level. Inside the building follow the directions to the meeting location. This entrance is easily accessible for the handicapped.


                 [MAP OF VALLEY FORGE CONVENTION CENTER.]

                               APPENDIX OF
                        GRAPHIC AND IMAGE MATERIAL
                 OMITTED FROM ELECTRONIC FORMAT DOCUMENT
                  PURSUANT TO RULE 304 OF REGULATION S-T


Photographs of Nominees for Director and Incumbent Directors appear on pages 3-6 of the Definitive Proxy Statement.

Performance Graph comparing cumulative total shareholder return on PECO Energy's Common Stock against S&P 500 Stock Index and Dow Jones Utility Average appears on page 17 of the Definitive Proxy Statement.

Map of major routes to Valley Forge Convention Center appears on page 23 of the Definitive Proxy Statement.

Map of Valley Forge Convention Center appears on page 24 of the Definitive Proxy Statement.

                               APPENDIX OF
                              FORM OF PROXY



                           PECO ENERGY COMPANY

                         1995 COMMON STOCK PROXY

       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
   FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 12, 1995,
           AT 9:30 A.M. IN THE DELAWARE/NEW JERSEY ROOM AT THE
            VALLEY FORGE CONVENTION CENTER, 1200 FIRST AVENUE,
                      KING OF PRUSSIA, PENNSYLVANIA.

   P               Joseph C. Ladd, Joseph J. McLaughlin and J. Barry Mitchell,
              or any of them, with power of substitution are hereby appointed proxies to vote as specified all shares of Common Stock which the Shareholder(s) named on the reverse side is
   R entitled to vote at the above Annual Meeting or at any adjournment thereof, and in their discretion to vote upon all other matters as may properly be brought before the Meeting.

   O               First Chicago Trust Company of New York, as Custodian
              under the Dividend Reinvestment and Stock Purchase Plan, and PECO Energy Company, as Custodian for the 401(k) Employee Savings Plan, are hereby authorized to execute a proxy with
   X identical instructions for any shares of Common Stock held for the benefit of the Shareholder(s) named on the reverse side.

   Y               Nominees for election to the Board of Directors for
              Class II terms expiring in 1998 are:

                          Susan W. Catherwood
                          Nelson G. Harris
                          Edithe J. Levit
                          John M. Palms
                          Joseph F. Paquette, Jr.

                                                              ---------------
                                                                SEE REVERSE
                                                                    SIDE
                                                              ---------------

|-----|  PLEASE MARK YOUR                                                9172
|  X  |  VOTES AS IN THIS
|-----|  EXAMPLE.


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 AND AGAINST PROPOSALS 3 AND 4.

- ------------------------------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.
- ------------------------------------------------------------------------------
                    FOR  WITHHELD                    FOR  AGAINST  ABSTAIN
1. Election of                      2. Appointment
   Directors.                          of auditors
   (see reverse)    ---     ---        for 1995      ---    ---      ---

For, except vote withheld from the following nominee(s):

  ----------------------------------------------------



- ------------------------------------------------------------------------------
THE BOARD RECOMMENDS A VOTE AGAINST PROPOSALS 3 AND 4.
- ------------------------------------------------------------------------------
                                   FOR      AGAINST     ABSTAIN
3. Shareholder Proposal A.
                                   ---        ---         ---

4. Shareholder Proposal B.
                                   ---        ---         ---


NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, give full title as such.


- ------------------------------------------------------------

- ------------------------------------------------------------
SIGNATURE(S)                                            DATE